UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas (Address of principal executive offices)		79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 6, 2011, Basic Energy Services, L.P. (“BES LP”), a wholly owned subsidiary of Basic Energy Services, Inc. (“Basic”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among (i) Maverick Stimulation Company, LLC, (ii) Maverick Coil Tubing Services, LLC, (iii) MCM Holdings, LLC, (iv) Maverick Thru-Tubing, LLC, (v) The Maverick Companies, LLC (vi) Maverick Solutions, LLC, (vii) MSM Leasing, LLC and (viii) the sellers listed therein and BES LP, pursuant to which Basic will acquire all of the outstanding equity interests of the Maverick group of companies for approximately $180 million in cash, subject to certain working capital adjustments. The Maverick companies provide stimulation, coil tubing and thru-tubing services from operating bases in Colorado, New Mexico, Utah and Oklahoma.
     The Purchase Agreement contains customary representations and warranties and covenants by each of the parties. Consummation of the acquisition was conditioned on regulatory approvals (including antitrust approval) and certain other customary closing conditions, and the Purchase Agreement was subject to termination by mutual agreement of the parties, by either party upon a material default by the other party, or by either party if the closing had not occurred on or before July 15, 2011, assuming that the failure to close was not the result of such terminating party’s breach of the Purchase Agreement.
     Basic successfully completed the acquisition of the Maverick companies on July 8, 2011.
     A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01 of this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
     Basic issued a press release on July 11, 2011 announcing the closing of the Maverick companies acquisition. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Purchase and Sale Agreement dated as of July 6, 2011, by and among Maverick Stimulation Company, LLC, Maverick Coil Tubing Services, LLC, MCM Holdings, LLC, Maverick Thru-Tubing, LLC, The Maverick Companies, LLC, Maverick Solutions, LLC, MSM Leasing, LLC and the sellers listed therein and Basic Energy Services, L.P.

99.1	Press Release dated July 11, 2011.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: July 11, 2011	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of July 6, 2011, by and among Maverick Stimulation Company, LLC, Maverick Coil Tubing Services, LLC, MCM Holdings, LLC, Maverick Thru-Tubing, LLC, The Maverick Companies, LLC, Maverick Solutions, LLC, MSM Leasing, LLC and the sellers listed therein and Basic Energy Services, L.P.

99.1	Press Release dated July 11, 2011.